                                                                    EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS




        We consent to the incorporation by reference in the registration statements of Kollmorgen Corporation on Form S-8 (File Nos. 333-21379, 333-21409, 333-41585 and 333-64733), and on Form S-3 (No. 333-34707) of our
report, dated January 22, 1999 on our audits of the consolidated financial statements of Kollmorgen Corporation, as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



                                           PRICEWATERHOUSECOOPERS LLP

                                           /s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
March 25, 1999